EXHIBIT 10.11

Made  and  entered  this  9 day  of  August,  1998
                             --
BETWEEN:

Bartech Mediterranean Limited (hereinafter: "Bartech") of Tel Aviv, Israel of the first part;


AND:
Inter-Continental Hotels Corporation for and on behalf of Classic Hotel Management Ltd. of 250 Hayarkon Street, Tel-Aviv, Israel (hereinafter: the "Hotel") of Tel Aviv, Israel of the second part;


WHEREAS
Inter-Continental  Hotels  Corporation  is  manager  and  operator  of the David
Inter-Continental Hotel, and has been authorized by the Hotel to enter into this Agreement as its agent for and on its behalf; and

WHEREAS
The Hotel has requested that Bartech install, maintain and operate the Units in the premises of the David Inter-Continental, pursuant to a revenue sharing scheme; and

WHEREAS
Bartech shall purchase the Units for the sole purpose of their installation and operation in the David Inter-Continental, pursuant to such revenue sharing scheme; and

WHEREAS
As a consequence of and in connection with the foregoing, each of the parties are entering into this Agreement to reflect their understandings and agreements with respect to the installation, maintenance and operation of the Units in the David Inter-Continental.

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NOW,  THEREFORE,  IT  IS  HEREBY  AGREED  AS  FOLLOWS:

1.  Definitions;  Interpretations
    -----------------------------

1.1  The  preamble and schedules to this Agreement form an integral part hereof.

1.2 The paragraph headings are included solely for the sake of convenience and shall not serve in any way for interpretive purposes.

1.3 For the purposes of this Agreement, the following terms shall have the following meanings:

1.3.1 The term "Net Revenues" means all of the actual revenues collected from Hotel guests due to the sale of the Products offered in the Units.

1.3.2 The term the "Products" means those items which are to be placed and sold in the Units.

1.3.3 The term the "David Inter-Continental" means the David Inter-Continental Tel Aviv hotel that is located at 12 Kaufman Street Tel Aviv, Israel.

1.3.4 The term the "Units" means the Bartech mini-bar units described in Schedule with Top Dry Section Double Balcony together with a fully functional energy efficiency facility to reduce use of electricity in the refrigeration system, which shall be operated to the fullest extent possible in coordination with the Hotel.

2.  Representations  and  Undertakings
    ----------------------------------

2.1 Each party hereto (each a "Representing Party") represents, warrants and undertakes to each other party hereto as follows:

a. The Representing Party is duly organized validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation.

b. The Representing Party has all necessary corporate power and authority to enter into this Agreement and to comply with and fulfill its obligations hereunder. The execution, delivery and performance by the Representing Party of this Agreement has been duly authorized by all necessary corporate actions and proceedings and this Agreem_nt constitutes a legal, valid and binding obligation of the Representing Party, enforceable against it in accordance with its terms.

c. Neither the execution, delivery and performance by the Representing Party of this Agreement nor compliance by the Representing Party with any provision hereof shall (with or without the giving of notice or the passage of time or both) violate, conflict with, result in a breach of or constitute a default under (i) the articles of incorporation, by-laws or any similar organizational document of the Representing Party, (ii) any agreement or instrument to which the Representing Party is a party or by which the Representing Party or its assets are bound or affected or (iii) any order, injunction, decree, statute, law, rule or regulation applicable to the Representing Party.

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2.2  Bartech  represents  that  it  has  and for the term of this Agreement will continue to have full title and ownership of the Units and any other equipment necessary for their operation, and that it will not create or permit to exist any security, pledge, lien, mortgage or other encumbrance (a "Security") on the Units or such equipment during the term of this Agreement, other than by means of an agreement creating a Security for the benefit of an entity financing the purchase and installation of the Units ("Finance Agreement" and "Financier", as appropriate), which Finance Agreement shall contain, inter alia, the following conditions:

2.2.1 The Financier acknowledges the terms of this Agreement and undertakes that none of the Hotel's rights hereunder, including operation of the Bartech system, shall be prejudiced in any way by the exercise of its security or by any other rights granted to the Financier under the Finance Agreement;

2.2.2 The Financier shall notify the Hotel as soon as practicable of any event of default by Bartech under the Finance Agreement; and


2.2.3 The Hotel shall have the right to approve in advance any entity which the Financier proposes to appoint in place of Bartech to operate the Units.


2.3 Both parties represent that they have fully examined all aspects of this transaction and are not entering into it in reliance upon any representation of the other party as to the profitability or commercial success of the venture, nor have they received any such representation. In addition, Bartech confirms that it shall have no claim against the Hotel as a result of the Hotel's policy regarding allocation of rooms to guests and/or the clientele frequenting the David Inter-Continental and/or, without derogating from Clause 8.9 hereof, the provision of food and drinks, including VIP amenities, to hotel guests or in guest rooms by the Hotel or any third party.

2.4 The Hotel represents that the David Inter-Continental shall have 560 rooms in which the Units are to be installed.

3.  Installation  of  the  Units

3.1 Bartech hereby agrees to install the Units in the premises of the David Inter-Continental. The Units and their installation shall be of the standard customary and usual for five star hotels in Europe and Israel, as provided herein. In this regard, Bartech confirms that it has examined the plans related to the cabinets for the Units and their design, and finds them fully suitable for its aims and for the fulfillment of its undertakings and obligations under this Agreement and in particular, this section, and waives any claim of unsuitability in regard thereto, provided that there are no changes to such plans examined by Bartech. Notwithstanding the aforesaid it is agreed that Bartech shall not be exempt from performance of this Agreement on the grounds of unsuitability, if such exist.

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3.2  The  first two hundred (200) Units shall be installed no later than
October 20,  1998  (the  "First  Installation  Date").

3.3 Following the First Installation Date, the Hotel shall be entitled to give two (2) weeks notice setting forth its request that Bartech proceed with the installation of a further forty (40) Units (a "Notice Period"). Following the conclusion of each Notice Period, the Hotel shall be entitled to give notice once again for the installation of a further forty (40) Units, and so on, until all of the Units are installed.

3.4 Bartech undertakes that the relevant Units shall be fully installed and operable on or prior to the First Installment Date and the remaining Units shall be fully installed and operable in batches of forty on or prior to the conclusion of each relevant Notice Period. The Units shall be installed on all floors of the David Inter-Continental in the above stages in accordance with a work plan to be agreed in writing between the parties. Bartech acknowledge that in the event that all the Bartech System and the Units are not installed and operable on or prior to the First Installation Date, or on or prior to the conclusion of each Notice Period in the manner set forth above, substantial damage will be caused to the Hotel and such damage may not be easily quantifiable. In such event Bartech agrees that, without derogating from any other remedy available to the Hotel, it shall pay to the Hotel liquidated damages in the amount of U.S.$4,000 for each week that the first 200 Units are not fully installed and operable following the First Installation Date, and US$2,000 for each week that each relevant batch of 40 Units are not fully installed and operable following the conclusion of the relevant Notice Period. If there is a delay in installing Units due to the fact that the cabinets do not match specifications given to the manufacturer, the installation period shall be extended for the length of the delay.

3.5  The  Hotel  undertakes  to install and to provide the items set forth in
SCHEDULE  3.5.

3.6 The Units shall be interfaced with the PMS system in use in the David Inter-Continental. The parties agree that the license fee due to the PMS suppliers (as evidenced by the relevant agreement with such license holder) shall be fully paid by Bartech.

3.7 One half of the cost of the items set forth in the technical Specifications attached as Schedule 3.A hereto shall be borne by Bartech. Payment by Bartech for those items (together with applicable VAT) which have been paid for by the Hotel prior to the signing of this Agreement shall be made on the date hereof. Further items shall be paid for by Bartech with ten (10) days of presentation of an invoice to Bartech (together with applicable VAT).

3.8 Bartech undertakes to promptly remove all packaging and boxes with respect to the Units and related equipment, from the premises of the David Inter-Continental, upon the completion of installation of the Units, in the stages set forth in Section3.2 and 3.3.

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4.  Operation  and  Maintenance  of the  Units
    ------------------------------------------

4.1 Bartech hereby undertakes to maintain and operate the Units installed in the David Inter-Continental to the standard usual and customary for five star hotels in Europe and Israel, and to repair any malfunction in a Unit upon receipt of notification by the Hotel, pursuant to the provisions of this Agreement. In the event that such malfunction cannot be repaired within 12 hours of receipt of the Hotel's notice, Bartech shall replace such unit forthwith, and in all circumstances no later than 24 hours after receipt of such notice. It is further agreed that it is a material provision of this Agreement that each Unit and Bartech computer system shall be fully operable for at least 360 days in every 365 day period.

4.2 The personnel operating and maintaining the Units (hereinafter: the "Operators") . shall be the employees of Bartech. There shall be no employee - employer relationship between the Operators and the Hotel. The terms of employment of the Operators (including, but not limited to, salary and termination of such employment) shall be determined by Bartech, provided that none of the terms of their employment shall be inferior to those set forth in the Hotel Association and Histadrut employment contract. Bartech undertakes that it shall maintain sufficient trained personnel in order to operate and maintain the Units and the Bartech "computer system in the manner and to the standard contemplated by this Agreement.

4.3 Bartech undertakes that it shall cause the Operators to act in accordance with the rules and regulations of conduct as issued by the Hotel with respect to the conduct within the David Inter-Continental.

4.4 The Operators shall wear the customary uniforms which are worn by employees of the David Inter-Continental. The Hotel shall charge Bartech for the cost for hire of such uniforms.

4.5 The Hotel hereby agrees to provide to Bartech, for the benefit of the Operators, meals that are customarily provided to the employees of the David Inter-Continental. The Hotel shall charge Bartech for the cost of such meals and which shall be in the amount which is equal to the staff coffee shop prices offered by the Hotel.

4.6 The Hotel shall have no vicarious liability with respect to the acts and/or the omissions of the Operators.

4.7 Notwithstanding Section 4.2, Bartech agrees to terminate the employment of any of the Operators, as soon as requested to do so by the Hotel, by notice in writing for improper behavior or for behavior not in accordance with Hotel procedure, and in such case Bartech shall not permit the Operator to enter the David Inter-Continental.

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4.8 The Hotel shall allow and facilitate the Operators' reasonable access to the guest rooms not less than twice a day and for a reasonable period of time, after coordination with the General Manager of the Hotel or his designate so as to permit Bartech to fulfill its obligations under this Agreement at such hours as are agreed to by the parties, and which in the Hotel's sole judgment, do not cause a disturbance to the guests.

4.9 The Hotel undertakes to provide Bartech with a room on level 00, which is situated close to the service elevator for the purpose of storage of the Products and as an office for the Bartech computer system.

4.10 The room mentioned in section 4.9 above shall be locked. Bartech shall have the sole access right to such room. A special key shall be held by the Hotel, to enable access to the storage room in the case of an emergency. The Hotel hereby agrees not to use the key in its possession for any purpose other than the purpose mentioned in this section.

4.11  The  measures and specifications of the room mentioned in sections 4.9 and
4.10 above are provided in SCHEDULE 4.11 of this Agreement and based on these specifications and the room's location, Bartech waives any claim of unsuitability in regard thereto. The Hotel shall not charge Bartech and Bartech shall not incur any expenses/charges whatsoever in connection with the provision and/or the use of the said rooms and office as set forth in this Agreement.

4.12 The Hotel shall bear the costs and expenses of electricity and/or energy required for the daily operation of the Units.

4.13 The Hotel shall perform, on behalf of Bartech, the collection of the Net Revenues from the guests.

5.  THE  PRODUCTS

5.1 The Products shall at all times be of a type and standard appropriate for a five star hotel and shall at all times comply with Kashrut standards. The
Products shall be approved in advance by the Hotel General Manager or his designate. Bartech shall elect which of such Products shall be stocked in the Units at any given time, subject to prior approval of the Hotel.

5.2 The price of the Products to be charged to the guests shall be mutually determined by Bartech and the Hotel. The parties agree that the pricing of the Products shall be determined taking into account prices charged by other similar five star hotels in Tel Aviv.

5.3 Bartech shall be responsible for the purchase of the Products. The Hotel agrees to facilitate the purchase by Bartech of the Products from the general suppliers of the David Inter-Continental, should Bartech so elect.

6.  Promotion
The Hotel undertakes to provide written instructions and descriptions to the guests with respect to the operation and location of the Units. Such written instructions and descriptions shall be readily displayed in each guest room or otherwise provided to guests. The design of the instructions shall be subject to the prior written approval of the Hotel (which shall not be unreasonably withheld) and design and printing costs of such instructions shall be at the sole expense of Bartech.

7.  Term  of  Agreement

7.1 The term of this Agreement shall commence with execution hereof and shall be for a period of 6 years (72 month period) commencing on January 1, 1999.

7.2 Notwithstanding the aforementioned under section 7.1 above in the event that the David Inter-Continental ceases to be operated under the operating and management agreement with the Inter-Continental Hotels Corporation, Bartech shall be entitled to terminate this Agreement by giving notice within sixty (60) days thereof. In such event, Bartech shall continue operating the Bartech System for four (4) months after giving notice and shall thereafter remove the Units and all other equipment related to the Bartech operations in the manner set forth in Clause 9.2. Bartech shall not be entitled to receive any compensation for such termination.

8.  ,Revenue  Sharing
    -----------------
8.1 Bartech and the Hotel agree that the Net Revenues shall be allocated, on an aggregate and cumulative basis, during each calendar from the generation of the first Net Revenues as follows:

     8.1.1 When the cumulative yearly Net Revenues exceed $0 but is no greater than $400,000, the Hotel shall retain 12.5% of the Net Revenues and shall pay Bartech 87.5% of the Net Revenues.

     8.1.2 When the cumulative yearly Net Revenues exceeds $400,001 but is no greater than $600,000, the Hotel shall retain 17.5% of all the Net Revenues and shall pay Bartech 82.5% of all the Net Revenues.

     8.1.3 When the cumulative yearly Net Revenues exceed $600,001, the Hotel shall retain 27.5% of all the Net Revenues and shall pay Bartech 72.5% of all the Net Revenues.

8.2 The allocation of the Net Revenues among Bartech and the Hotel, for each calendar month shall be made as set forth section 8.1 above based upon the amount of the Net Revenues accumulated from the beginning of such calendar year to the end of the month with respect to which such allocation is made.

8.3 The Hotel shall pay Bartech the requisite amount plus V.AT. no later than fifteen (15) days following the end of each calendar month against an invoice issued to it by Bartech for such amount. Such amount so transferred shall be paid in NIS, equivalent to the representative exchange rate for the US$:Shekel known on the date of payment, and from such amount shall be deducted charges incurred by the Hotel from credit card companies for the payment of such amount should the same have been paid by credit card by guests.

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8.4  In  the  event  that the Net Revenues are less than the amount of the gross revenues expected according to the Bartech System, then representatives of Bartech and the Hotel shall meet in order to discuss such discrepancy. For the avoidance of any doubt however, such meeting shall not derogate from the allocation of Net Revenues under Clause 8.1 unless agreed to by both parties.

8.5 At the end of each calendar year there shall be a calculation of the Net Revenues for such calendar year in accordance with the provisions of section 8.1 above and which shall be based upon the accumulated Net Revenues from the beginning of that calendar year. Should this calculation result in any adjustment to be paid by one party to another, this adjustment shall be paid no later than forty five (45) days following the date of the calculation.

8.6 In the event of a discrepancy exceeding 3.5% between the Net Revenues and the revenues from the Units expected according to the Hotel's front desk billing system, the parties shall meet and discuss the discrepancy.

8.7 Bartech shall furnish to the Hotel the sales reports which are generated by the Bartech system, with respect to the previous calendar month, within five (5) days following the end of such calendar month. This report shall be in the form as designated by Bartech and shall specify the aggregate amount of the Net Revenues expected with respect to the Units and shall provide all other pertinent information requested or required by the Hotel.

8.8 Each party shall have the right and shall afford the other with the opportunity to inspect and examine all aspects of the operation and accounting related to the Bartech operation. It is presently anticipated th_t this shall occur on a quarterly basis.

8.9 The Hotel shall be entitled to conduct all types of promotions and/or discounts relating to the Units including, inter alia, complimentary discounts, discounts for large groups and discounts to preferred guests, provided that the Hotel shall pay to Bartech the price of the Products which are to be provided, at a discount equal to thirty percent (30%) of such price and which shall either
(i) be deducted from the portion of the Net Revenues attributable to the Hotel; or (ii) be paid directly by the Hotel to Bartech.

9.0 Notwithstanding the foregoing, with regard to Products provided to guests in the framework of promotions and/or discounts conducted by the Hotel as part of any program conducted worldwide by the Inter-Continental Hotels Corporation or any of its affiliates, the Hotel shall pay Bartech the cost paid by Bartech for the purchase of such Products either (i) by deduction from the portion of the Net Revenues attributable to the Hotel; or (ii) by direct payment by the Hotel to Bartech. of such Products either (i) by deduction from the portion of the Net Revenues attributable to the Hotel; or (ii) by direct payment by the Hotel to Bartech.

9.1 Ninety days prior to the end of term of this Agreement, the Hotel shall have the option to notify Bartech in writing of its election to purchase all of the Units from Bartech, in the condition they are in at such time ("as is"), for a purchase price of US $50,000 plus VAT (in which case the Units shall be transferred to the Hotel free and clear of any Security). In the event that the Hotel exercises its option to purchase all of the Units, then transfer of title of the Units shall occur on the termination date, simultaneously with payment of the purchase price of the Units by the Hotel.

9.2 Should the Hotel not provide such notification to Bartech, then Bartech shall, sixty days prior to the end of the term of this Agreement, notify the Hotel of its intention to remove all the Units and the Bartech computer in the premises of the David Inter-Continental at Bartech's sole expense and on the date of termination of this Agreement remove the Units and the Bartech computer from the premises of the David Inter-Continental and leave the Hotel in the same state of good repair, subject to fair wear and tear, as prior to installation thereof.

9.3 In the event of a material breach of this Agreement by either party, the injured party shall be entitled to terminate this Agreement 21 days after the provision of written notice to the other party of its intention to terminate this Agreement, providing, that such breach shall have remained unremedied at the end of this 21 day period. If the injured party is the Hotel, it shall, at its sole option and discretion, and without derogating from any other remedy afforded to it at law or under this Agreement, be entitled to require Bartech to remove the Units in the manner set forth under Clause 9.2 above.

10.1 Title to the Units shall remain in the sole ownership of Bartech for the term of this Agreement.

10.2 Title to the Products shall remain in the sole ownership of Bartech until their sale to the guests in the David Inter-Continental.

10.3 Notwithstanding the aforementioned under section 10.1 above, all risks pertaining to possible damage to the Units which are covered by the Hotel's property insurance shall be transferred to the Hotel at the time of the delivery of the Units to David Inter-Continental and the Hotel hereby undertakes to use a due standard of care in connection with the custody and protection of the Units against fire and flood and all other acts which are covered by third party insurance coverage maintained by the Hotel. The Hotel shall not be responsible for any damage caused to the Units by guests of the Hotel.

11.  Indemni!y  and  Insurance

11.1 In addition to Clause 4.6, Bartech undertakes to indemnify the Hotel against any suit or claim brought as a result of any act or omission of Bartech's employees or as a result of Bartech's activities.

11.2 Bartech undertakes to obtain insurance as set forth in Schedule 11.2 attached hereto. In the event that Bartech fails to produce satisfactory evidence of insurance in accordance with terms of Schedule 11.2 by the First Installation Date, the Hotel shall be entitled but not obliged to obtain the said insurance cover and deduct the expenses incurred in obtaining the insurance from Bartech's share of the Net Revenues.

12.  Governing  Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Israel and subject to the jurisdiction of the competent court in Tel Aviv.

13.  Confidentiality  and  Property

All types of technical documents, general rules and special and specifications of a confidential nature furnished either to the Hotel by Bartech and/or to Bartech by the Hotel, in connection with this Agreement, shall remain the exclusive property of Bartech . or the Hotel (as the case may be). None of the information referred to in this section may . be used or disclosed to any third parties, in any connection whatsoever, without the prior written consent of Bartech or the Hotel (as the case may be).

14.  Miscellaneous

14.1 The Hotel shall be entitled to assign its rights and obligations under this Agreement without the prior consent of Bartech provided that the rights of Bartech and the obligations of the Hotel under this Agreement are not affected by such assignment and shall be fully preserved. The Hotel shall notify Bartech of the assignment of its rights and obligations. Bartech shall not be permitted to assign its rights or obligations under this Agreement, provided that Bartech is specifically permitted (subject to the prior consent of the Hotel) to assign the right to its allocation of the Net Revenues to a third party.

14.2 Nothing in this Agreement shall be construed as creating a joint venture or partnership between the parties and neither party shall act as agent or representative of the other for any purpose, and further, except as expressly provided under section 10 above, Bartech shall not have any proprietary rights in the Hotel, its fittings, fixtures or any part thereof.

14.3 In the event that the Hotel, in its sole discretion, makes any changes to the David Inter-Continental, including, inter alia, any change resulting in a reduction in the total number of the rooms or floors open in the Hotel, the Hotel shall not be liable to Bartech in any way as a result of such change or decrease in number of rooms or floors.

14.4 Each party shall take all reasonable steps so as to facilitate and cooperate with respect to the performance of the other party's obligations under this Agreement.

14.5 In the event that any provision of this Agreement is considered or held, at any time whatsoever, to be illegal, unenforceable and/or null and void, such fact shall not affect the validity of the remaining provisions of the Agreement, which shall thus be deemed to be severable, and in such case, the Agreement shall be considered as having been drafted or redrafted without the provision that is illegal, unenforceable or null and void.

14.6 This Agreement may be amended or modified only by an instrument in writing, executed by all of the parties.

14.7 Any notice pursuant to this Agreement shall be addressed or faxed as follows:

Bartech:
120  Yigal  Allon  Street,  Suite  312,  Tel  Aviv  Attention:  General  Manager
Facsimile:  03-6962890

The  Hotel:
12  Kaufman  Street,  Tel  Aviv  Attention:  General  Manager  Facsimile:

and shall be deemed to have been received by the addressee thereof: if delivered by a messenger, upon receipt; if sent by facsimile, at the end of24 hours from the time of dispatch (dispatch confirmed); and if delivered by hand, at the time of delivery.

14.8 This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements, understandings and arrangements among the parties, with respect to the subject matter hereof. -

14.9 This Agreement may be executed in counterparts, each of which shall constitute an original, all of which taken together shall constitute one and the same agreement.


IN WITNESS THEREOF, the parties have executed this Agreement as of the day and year first above writttn.


/s/Ariel  Almog
-----------------
Directors

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